Exhibit 10.3
September 28, 2010

Bank of America, N.A.,
as Administrative Agent and Lender
777 Main Street
Hartford, Connecticut 06115

Re:  Amendment of Seller Subordinated Debt

Ladies and Gentlemen:

Reference is made to (a) the Amended and Restated Credit Agreement dated as of April 5, 2010 (the “Original Amended and Restated Credit Agreement”) among Crystal Rock Holdings, Inc., individually and as successor by merger to Vermont Pure Holdings, Ltd. (“Holdings”), Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party thereto as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”), as amended by the First Amendment Agreement dated of even date herewith among the Borrowers, the Lenders and the Administrative Agent (the “First Amendment” and together with the Original Amended and Restated Credit Agreement, the “Credit Agreement”) and (b) the Subordination Agreements.  Capitalized terms used herein that are not defined herein have the meanings given to such terms in the Credit Agreement.

In connection with entering into the First Amendment, each of the parties hereto agrees that, notwithstanding the terms of the Subordination Agreements, the Borrowers are permitted to make, and the Seller Subordinated Debt Holders are permitted to receive, a prepayment of the Seller Subordinated Debt in the aggregate principal amount of $500,000 on or before October 1, 2010.

Except as otherwise expressly provided by this agreement, all of the respective terms and provisions of the Subordination Agreements shall remain the same.  The Subordination Agreements, each as amended hereby, shall continue in full force and effect, and this agreement and the respective Subordination Agreements shall be read and construed as one instrument.

This agreement is intended to take effect under, and shall be construed according to and governed by, the internal substantive laws of the State of New York without giving effect to any provision thereof that would permit or require the application of the laws of any other jurisdiction.  This agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

By signing below, Crystal Rock LLC and Crystal Rock Holdings, Inc. acknowledge receipt of a copy of this agreement and agree to be bound, or to continue to be bound, as applicable, by the terms and provisions hereof and of the Subordination Agreements, each as amended hereby.

Very truly yours,

/s/ Ross S. Rapaport
Ross S. Rapaport, as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent (together with his successors and assigns in such capacity, for and on behalf of Peter K. Baker

/s/ Peter K. Baker
Peter K. Baker, individually

/s/ Ross S. Rapaport
Ross S. Rapaport, as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent (together with his successors and assigns in such capacity, for and on behalf of John B. Baker

/s/ John B. Baker
John B. Baker, individually

/s/ Ross S. Rapaport
Ross S. Rapaport, not individually but as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent for Henry E. Baker

/s/ Henry E. Baker
Henry E. Baker, individually

Agreed to:

Bank of America, N.A., as Administrative Agent and Lender

By	/s/ Christopher T. Phelan
Name:	Christopher T. Phelan
Title:	Senior Vice President

Acknowledged and agreed:

Crystal Rock LLC

By	/s/ Peter K. Baker
Name:	Peter K. Baker
Title:	Manager and Chief Executive Office

Crystal Rock Holdings, Inc.

By	/s/ Peter K. Baker
Name:	Peter K. Baker
Title:	Chief Executive Officer

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